Exhibit 10.6

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

COLLABORATIVE RESEARCH & DEVELOPMENT AGREEMENT

This COLLABORATIVE RESEARCH & DEVELOPMENT AGREEMENT (“Agreement”) is made and entered into by and between Arcadia Biosciences, Inc., an Arizona corporation having a principal business address at 202 Cousteau Place, Suite 200, Davis, California 95616 (“Arcadia”), and Maharashtra Hybrid Seeds Co. Ltd. having a principal business address at Resham Bhavan, 4th Floor, 78 Veer Nariman Road, Mumbai - 400020, India, (hereinafter referred to as “Mahyco”, which term shall mean and include its Affiliates).  The parties to this Agreement are collectively referred to as the “Parties” and individually as a “Party”.  The Agreement shall be effective as of the Effective Date.

BACKGROUND

A.                                    Arcadia is a plant biotechnology company with technologies, biomaterials, know-how and other technology assets (“Arcadia Technology”) that carries out research in the area of nitrogen use efficiency in plants.

B.                                    Mahyco is a seed company with research, product development and commercial assets and technologies in the areas of plant transformation, biotic and abiotic stress tolerance, insect tolerance, development and deployment of bioengineered crops and other technology assets (“Mahyco Technology”) in crops including, but not limited to, rice (Oryza sativa).

C.                                    Arcadia and Mahyco have an interest in creating a strategic relationship to develop rice (Oryza sativa) plants with enhanced properties related to nitrogen use efficiency suitable for commercialization in the Territory, based on certain Arcadia Technology and certain Mahyco Technology, and desire to work collectively to carry out a research, development and commercial program (“Program”) to support that objective.

D.                                    In connection with the Program, Arcadia desires to grant, and Mahyco desires to receive, an exclusive license to certain Arcadia technology relating to nitrogen use efficiency in plants for utilization in rice (Oryza sativa) throughout the Territory.

In consideration of the covenants, conditions, and undertakings hereinafter set forth, the receipt and sufficiency of which are acknowledged, it is agreed by and between the Parties as follows:

1.                                      DEFINITIONS

1.1                               “Affiliate” means any corporation, firm, limited liability company, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with a Party. As used in this Section 1.1 and throughout the Agreement, “control” means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in any partnership, or the power to direct or cause the direction of the management and the policies of a legal entity, whether through the ownership or possession of a majority of the outstanding voting or equity interest, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or if such level of ownership or control is prohibited in any country, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

1.2                               “Arcadia Licensed Intellectual Property” means the Arcadia Patent Rights, the Arcadia NUE Technology, Materials, and Arcadia’s interest in any and all Program IP.

1.3                               “Arcadia NUE Technology” means (a) any inventions or discoveries conceived or reduced to practice by or on behalf of Arcadia prior to, on, or after the Effective Date relating to one or more Genes or Constructs that relates to NUE, as described in the Arcadia Patent Rights; (b) any inventions or discoveries relating to one or more Genes or Constructs relating to NUE and that were conceived or reduced to practice by or on behalf of Arcadia prior to, on, or after the Effective Date the practice of which would require a license to the Arcadia Patent Rights; and (c) any future developments, inventions, discoveries, know-how, trade secrets, or data that relate to one or more Genes or Constructs relating to NUE and that: (i) are conceived or reduced to practice by or on behalf of Arcadia, (ii) one with reasonable expertise in the area of plant biotechnology would reasonably deem necessary or useful to optimize the practice of the inventions or discoveries set forth in clauses (a) or (b) above, or of the inventions or discoveries embodied in one or more claims of the Arcadia Patent Rights, and (iii) are actually provided to Mahyco by Arcadia under this Agreement.

1.4                               “Arcadia Patent Rights” means those patents and/or patent applications in the field of nitrogen use efficiency in plants (i) to which Arcadia has at any time during the Term of this Agreement the right to grant licenses or sublicenses, and (ii) which patents and/or patent applications are added to Exhibit A in writing by Arcadia.  Arcadia Patent Rights shall include Arcadia’s interest in Program IP relating to nitrogen use efficiency in plants.

1.5                               “Arcadia Trait” means any biochemical, physiological, or physical attribute or phenotype of a cell, plant, or other organism, which trait is caused or regulated by one or more Genes, and which trait is expressed in plants incorporating or otherwise utilizing, including utilizing for the development of gene expression data or other data, the Arcadia Licensed Intellectual Property.

1.6                               “Confidential Information” means (i) the terms and conditions of this Agreement (ii) any proprietary or confidential information or material, including all trade secrets, in tangible form disclosed hereunder that is marked as “Confidential” at the time it is delivered to the receiving Party, or (iii) proprietary or confidential information or material, including all trade secrets, disclosed orally hereunder that is identified as confidential or proprietary when disclosed, or that is identified as confidential in writing (including by facsimile or email) within thirty (30) days by the disclosing Party; provided however, that the above information shall not be deemed Confidential Information to the extent the receiving Party can establish by competent written proof that such information:

1.6.1                     was already known to the receiving Party, other than under an obligation of confidentiality owed to the disclosing Party, at the time of disclosure;

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1.6.2                     was generally available to the public or otherwise part of the public domain at the time of its disclosure hereunder to the receiving Party;

1.6.3                     becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement or any other relevant confidentiality agreement;

1.6.4                     is independently developed by the receiving Party without reference to any Confidential Information disclosed by the disclosing Party; or

1.6.5                     was subsequently disclosed to the receiving Party by a person other than the disclosing Party without breach of any legal obligation to the disclosing Party.

1.7                               “Construct” means a nucleic acid molecule or the portion of a nucleic acid molecule that minimally contains at least a specified promoter element operably linked to a second specified element, which is to be expressed in a plant cell, and which modulates the expression of one or more Genes.

1.8                               “Deregulated Transgenic Event” means a plant containing stably integrated in its genome one or more copies of a transgene causing or regulating an Arcadia Trait, wherein the arrangement of the transgenic DNA sequences within that insertion site(s) are consistent with obtaining domestic and international regulatory approvals, which approval(s) have been granted in at least one jurisdiction.

1.9                               “Effective Date” means July 31, 2009.

1.10                        “Efficacy” shall have the meaning established by the Program Committee.  Fundamentally, “Efficacy” shall mean a commercially viable level of value creation, which shall be established by the Program Committee at the beginning of the Program, and which can be reviewed, and amended if deemed necessary, by the Program Committee throughout the duration of the Program.

1.11                        “Event” means each instance (of genetic modification) of a genetically modified organism.  For example, the same Gene or Construct inserted into a given individual plant genome at two (2) different locations along that plant’s DNA would be considered two (2) different Events.  Alternatively, two (2) different Genes or Constructs inserted into the same locus of two (2) same-species plants would also be considered two (2) different Events.

1.12                        “Field of Use” means rice (Oryza sativa).

1.13                        “First Successful Field Trial” means first demonstration of Efficacy in at least one (1) replicated field trial in accordance with an experimental design that will be established by the Program Committee and documented in the Program.  The Parties hereto acknowledge and agree that since any field trials may require a permit from the local regulatory authorities, the First Successful Field Trial can be achieved only after receipt of such an approval as per local applicable laws in the Territory, and Mahyco shall not be penalized for any delay on the part of the relevant regulatory authorities.

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1.14                        “Gene” means DNA having a nucleotide sequence that encodes a single polypeptide, which DNA may also contain non-coding introns, which DNA may be in the form of genomic DNA that occupies a specific locus on a chromosome, or which alternatively may be in the form of cDNA in a nucleic acid construct, such as, but not limited to, a cloning vector or an expression vector.

1.15                        “Greenhouse Proof of Concept” means demonstration of Efficacy in at least one (1) experimental test in a greenhouse environment in accordance with an experimental design that will be established by the Program Committee and documented in the Program.  The Parties hereto acknowledge and agree that since any greenhouse trial may require a permit from the local regulatory authorities, Greenhouse Proof of Concept can be achieved only after receipt of such an approval as per local applicable laws in the Territory, and Mahyco shall not be penalized for any delay on the part of the relevant regulatory authorities.

1.16                        “Identified Proven Event” means an Event for which the Program Committee agrees that the nature of the Construct and the nature of the insertion of the Construct achieves Efficacy in the Field of Use and has the ability to receive Regulatory Approval.

1.17                        “Intellectual Property” means any and all right title and interest in, arising from, or relating to inventions, discoveries, ideas, know-how, works of authorship and confidential information, including copyrights, patents and patent applications (including any continuations, divisionals, continuations-in-part, reissues, or foreign equivalents based on any of the foregoing patents, patent applications or claims in respect thereof), plant breeders rights, plant variety registration certificates and applications for plant breeder rights, plant variety registration certificates (or foreign equivalents based on any of the foregoing rights, certificates or applications), trade secrets, trademarks, service marks, design marks, any registrations or applications relating to any of the foregoing, and any other rights of a similar nature or character.

1.18                        “Licensed Product” means any plant, plant part, seed, grain or component or material derived therefrom, including any technique and/or process used for the development and use of the same: (i) that incorporates, contains, utilizes, is enabled by, or otherwise exploits the Arcadia Licensed Intellectual Property; or (ii) the making, using, selling or importing of which would, absent the licenses granted hereunder, infringe the Arcadia Patent Rights in any jurisdiction; or (iii) that otherwise incorporates or expresses an Arcadia Trait.

1.19                        “Mahyco Intellectual Property” shall mean and include any and all right title and interest that Mahyco owns and/or controls (whether protectable or not) in, arising from, or relating to, inventions, discoveries, ideas, know-how, works of authorship and confidential information, including copyrights, patents and patent applications (including any continuations, divisionals, continuations-in-part, patents of addition, reissues, or foreign equivalents based on any of the foregoing patents, patent applications or claims in respect thereof), plant breeders rights / plant variety registration certificates and applications for plant breeder rights / plant variety registration certificates (or foreign equivalents based on any of the foregoing rights, certificates or applications), trade secrets, trademarks, service marks, design marks, any registrations or applications relating to any of the foregoing, and any other rights of a similar nature or character, including those in Mahyco Materials, Mahyco Technology and otherwise.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.20                        “Mahyco Materials” shall mean and include any and all Genes, Constructs, Events, seeds, plant parts, plants or planting material and other biological materials that are owned and/or controlled by Mahyco, and any and all mutants, constituents, progeny and derivatives of such materials (including, but not limited to, substances that constitute a functional subunit of, or product expressed by, the materials, such as subclones, protein expressed from DNA, RNA, or corresponding sequence information, antibodies, cells, plants, seeds, and parts thereof expressing such materials), as well as all Genes, Constructs, Events, seeds, biological materials, technical information, and any and all mutants, constituents, progeny and derivatives thereof that are developed, conceived, or produced by or on behalf of Mahyco, that Mahyco owns and/or controls.  For purposes of this Agreement, all Mahyco Materials shall constitute Mahyco’s Confidential Information and shall be subject to those terms and conditions of this Agreement governing the treatment of Confidential Information, including, but not limited to, Section 12.  Notwithstanding the foregoing, and for purposes of clarity, “Mahyco Materials” shall not include any Genes, Constructs, Events, seeds and/or other biological materials or any mutants, constituents, progeny or derivatives of such materials, that fall within the scope of the definition of Materials set forth in Section 1.21, below.

1.21                        “Materials” means any and all Genes, Constructs, Events, seeds and other biological materials that are provided by Arcadia to Mahyco, and any and all mutants, constituents, progeny and derivatives of such materials (including, but not limited to, substances that constitute a functional subunit of or product expressed by the materials, such as subclones, protein expressed from DNA, RNA, or corresponding sequence information, cell, plants, seeds, and parts thereof expressing such materials), as well as all Genes, Constructs, Events, seeds, biological materials, technical information, and any and all mutants, constituents, progeny and derivatives thereof that are developed, conceived, or produced by or on behalf of Mahyco using gene constructs, seeds and/or other biological materials or Confidential Information provided to Mahyco by Arcadia.  For purposes of this Agreement, all Materials shall constitute Arcadia Confidential Information and shall be subject to those terms and conditions of this Agreement governing the treatment of Confidential Information, including, but not limited to, Section 12.

1.22                        “Model Plant” means an Arabidopsis thaliana plant, Oryza sativa plant, or other plant organism used as a model system for research and development of Licensed Products.

1.23                        “Net Trait Value” means the net Incremental Value realized by Mahyco, a Mahyco Affiliate, or a Sublicensee for a Licensed Product, which net Incremental Value is attributable to the Arcadia Licensed Intellectual Property.  “Incremental Value” shall mean the net value realized by a Licensed Product minus the value attributable to the germplasm, or, in the case of a Licensed Product with stacked Traits, the germplasm and any Trait other than an Arcadia Trait.  For calculating the net value realized, all returns, customer rebates, dealer incentives, volume discounts, cash discounts, discounts that respond specifically to local competitive situations, channel and marketing program costs, cooperative program costs, freight and insurance, and seed service fees shall be deducted on a pro rata basis across (i) the Arcadia Trait and germplasm (in the case of a Licensed Product containing only an Arcadia Trait) or (ii) the Arcadia Trait, germplasm, and Trait(s) other than Arcadia Trait (in the case of a Licensed Product with stacked Traits).  Amounts paid to Mahyco Affiliates shall be deductible only to the extent that such amounts do not exceed amounts that otherwise would have been paid to a non-Affiliate third party in an arm’s length transaction for the same or similar goods or services.  For

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purposes of calculating amounts due to Arcadia pursuant to the Commercial Value Sharing provisions of this Agreement, the value of any subsidies, rebates, tax credits, and the like received for a Licensed Product containing an Arcadia Trait and received specifically owing to the presence of such trait, shall be considered part of the net value realized.  Moreover, in the event that the Licensed Products are sold or otherwise transferred to an Affiliate for a price lower than if they had been sold to a third party in an arm’s length transaction, then the net value realized shall be calculated based upon the price that would have been charged if they had been sold to a third party in an arm’s length transaction.  For the avoidance of doubt, the Parties agree that the calculation of Net Trait Value shall not result in a payment by Mahyco that exceeds the Commercial Value Share appropriate for the stage of development of material provided, as set forth in the Commercial Value Sharing provisions of Section 6.4.

1.24                        “Program IP” means all Intellectual Property developed, created, conceived or reduced to practice as a result of the Program.

1.25                        “Regulatory Approval” means receipt of all necessary approvals from the appropriate regulatory authority whose purpose is to allow for the commercial production, culture or importation for food, feed, and industrial use in the jurisdiction governed by such regulatory authority, to effectuate a commercial large scale environmental release of Licensed Products within the Territory or any country or region within the Territory according to the strategy agreed upon within the Program Committee.  For purposes of this Agreement, “Regulatory Approval” relates only to transgenic aspects of the Licensed Products or other characteristics attributable to the Arcadia Licensed Intellectual Property, and not to other aspects of the Licensed Products for which regulatory agency or other governmental approval must be obtained prior to commercialization in a particular country or region.

1.26                        “Regulatory Submission” means a submission of a regulatory package, referring to one Event, to a regulatory authority whose purpose is to allow for the commercial production, culture or importation for food, feed, and industrial use in the jurisdiction governed by such regulatory authority.  All regulatory submissions will be made by Mahyco.

1.27                        “Safety Package” shall mean reports, studies, data, and/or protocols relating to and/or concerning safety evaluation required by the regulatory authorities relating to a Licensed Product being developed, as listed in Exhibit C and as may be supplemented and/or amended by various government agencies from time to time, on characteristics of proteins produced by Genes expressing one or more Arcadia Traits and contained in Licensed Products, which reports, studies, data, and/or protocols have been found acceptable to one or more governmental entities for purposes of meeting requirements of Regulatory Approval of Licensed Products containing the Arcadia Trait(s).

1.28                        “Sublicensee” means a party to whom Mahyco or a Mahyco Affiliate grants a sublicense under this Agreement.

1.29                        “Territory” means India, Bangladesh, Pakistan and Sri Lanka.

1.30                        “Trait” means any biochemical, physiological, or physical attribute or phenotype of a cell, plant, or other organism, which trait is caused or regulated by one or more Genes, and which trait is expressed in plants.

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1.31                        “Work Plan” has the meaning set forth in Exhibit B, which Exhibit B shall be developed and approved by the Program Committee as soon as practicable after the Effective Date, and immediately thereafter incorporated into this Agreement.

2.                                      GRANT OF LICENSES.

2.1                               Research & Commercial License to Mahyco.  Subject to the research rights reserved by Arcadia under Section 2.4 and Mahyco’s obligations under this Agreement, Arcadia grants to Mahyco and its Affiliates, and Mahyco accepts for itself and on behalf of its Affiliates, an exclusive, sublicensable license under Arcadia’s rights and interest in the Arcadia Licensed Intellectual Property to research, develop, make, have made, use, have used, import, export, distribute, sell, have sold, offer for sale, and otherwise commercially exploit Licensed Products in the Field of Use within the Territory (the “Exclusive Mahyco License”).

2.2                               Research & Commercial License to Arcadia. Mahyco agrees to grant to Arcadia an exclusive license under Mahyco’s interest in any Program IP to research, develop, make, have made, use, have used, sell, have sold, offer for sale, and otherwise commercially exploit, outside the Territory (unless otherwise expressly provided for in writing), biological materials, products, and/or processes that incorporate, contain, utilize, are enabled by, or otherwise exploit Mahyco’s interest in any Program IP.  Such license shall be subject to mutually acceptable commercial terms and conditions reflective of the then-prevailing industry norms, which terms and conditions shall be negotiated and memorialized prior to commercialization of applicable products.

2.3                               Sublicenses.  Mahyco and its Affiliates are entitled to grant sublicenses under the license granted in Section 2.1, above.  Each sublicense granted by Mahyco or a Mahyco Affiliate shall be consistent with and no less favorable to Arcadia than the terms and conditions of this Agreement, including, but not limited to, those terms relating to Commercial Value Sharing, which will be paid to Arcadia at a rate not less than that to which Mahyco is obligated.  For any sublicense granted hereunder, Mahyco shall notify Arcadia of the identity of such Sublicensee and confirm that the key provisions of such sublicenses conform at least to the terms of this Agreement within sixty (60) days of the grant of such sublicense.

2.4                               Reservation of Rights to Arcadia.  Arcadia reserves and retains title to, ownership of, and control over any and all of its rights not expressly granted to Mahyco or Mahyco’s Affiliates in this Agreement.  Without limiting the generality of the foregoing, Arcadia reserves, and Mahyco agrees to such reservation of, the non-sublicensable right under Arcadia’s interest in the Arcadia Licensed Intellectual Property to research, develop, make, or use (but not to sell, have sold, offer for sale, or otherwise commercially exploit) Licensed Products within the Territory.

2.5                               Commercialization of Products.  Consequent to the grant of the commercial license of Section 2.1, Mahyco shall not be required to seek approval or permission from Arcadia prior to commercialization of Licensed Products and such commercialization shall only be subject to regulatory compliance within the relevant country or region within the Territory.

2.6                               Trait Stacking.  Mahyco shall have the right to stack Traits, including Trait(s) sourced from Mahyco and third parties, in combination with Arcadia Trait(s).

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3.                                      TRANSFER AND USE OF MATERIALS.

3.1                               Transfer of Materials.  Subject to mutual agreement by the Parties, Arcadia shall supply to Mahyco a quantity of Materials necessary for Mahyco to perform certain of its obligations under the Program, which obligations shall be defined in the Work Plan.

3.2                               Conditions of Use.  Mahyco agrees that its use of the Materials shall be subject to the Materials Transfer Agreement between the Parties dated April 15, 2007.

4.                                      RESEARCH AND DILIGENCE OBLIGATIONS.

4.1                               Arcadia Diligence Obligations.  Arcadia will use commercially reasonable efforts to diligently pursue the objectives set forth in the Program.  Arcadia will supply to Mahyco any materials and/or data in the possession of Arcadia, and not otherwise available to Mahyco, that may be necessary or useful under the Program so as to allow Mahyco to timely implement and perform its obligations under the Program.

4.1.1                     If Mahyco believes that Arcadia has failed to meet any of the Arcadia diligence obligations set forth above and such failure impacts Mahyco diligence obligations, Mahyco shall provide written notice to Arcadia of the same within a reasonable time.  Arcadia shall have one hundred twenty (120) days from the date of such written notice (the “Cure Period”) to satisfy the applicable diligence obligations.  If, upon expiration of the Cure Period the applicable Arcadia diligence obligations have not been met, Mahyco may provide written notice to Arcadia and the Program Committee shall adjust the Mahyco diligence obligations to accommodate Mahyco for Arcadia’s delay in meeting its diligence obligations.

4.2                               Mahyco Diligence Obligations.  Mahyco will use commercially reasonable efforts to diligently pursue the objectives set forth in the Program, which will be developed and regularly reviewed by the Program Committee.  In the event that Mahyco does not satisfy its diligence obligations under the Work Plan, Mahyco shall be subject to reduction and/or loss of license rights, as follows:

4.2.1                     If Arcadia believes that Mahyco has failed to meet any Milestone set forth in the Work Plan by the date set forth therein, and subject to Section 5.3.3, Arcadia shall provide written notice to Mahyco of the same within a reasonable time.  Mahyco shall have one hundred twenty (120) days from the date of such written notice or such other period of time agreed upon by the Program Committee if the stated milestone cannot reasonably be completed within one hundred twenty (120) days (the “Cure Period”) to complete the stated Milestone.  If, upon expiration of the Cure Period, (i) in the case of a Milestone without an associated Milestone Fee payment, the stated milestone has not been completed, or (ii) in the case of a milestone that triggers a Milestone Fee payment, the Milestone Fee payment has not been made, Arcadia may provide written notice to Mahyco that the Exclusive Mahyco License has been converted to a non-exclusive license (“Non-Exclusive Mahyco License”), effective as of the date of expiration of the Cure Period.  For purposes of clarity and without limitation, for any Milestone the completion of which would trigger a Milestone Fee payment, Mahyco may, at its option, pay the associated Milestone Fee notwithstanding the fact that the Milestone has not been completed, and such payment shall be deemed to satisfy Mahyco’s obligations with respect to that particular Milestone, and the Exclusive Mahyco License will not be converted to a non-exclusive license.

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4.2.2                     Unless earlier terminated in accordance with other provisions of this Agreement, the Non-Exclusive Mahyco License will remain in effect for one (1) year from the date of conversion under Section 4.2.1 herein.  If at the end of such one (1) year period, Mahyco has satisfied its obligations under the Work Plan (allowing for any revisions that may have been made in the interim by the Program Committee), then the Non-Exclusive Mahyco License shall continue in effect.

4.2.3                     If at the end of such one (1) year period, Mahyco has not satisfied its obligations under the Work Plan (allowing for any revisions that may have been made in the interim by the Program Committee), then Arcadia may, at its sole discretion, exercise its rights under Section 13 and terminate the Agreement for breach.

4.3                               Research Milestones.  Progress of the Program will be evaluated based on achievement of key milestones (“Milestones”), which are set forth in the Work Plan (Exhibit B).  Mahyco shall use its best efforts, consistent with sound and reasonable business practices and judgment, to effect commercialization of Licensed Products as soon as practicable.  However, the Milestones may be amended by mutual consent of both Parties, in the event of delays that are beyond the control of Mahyco, including delays for regulatory reasons.

5.                                      PROGRAM MANAGEMENT.

5.1                               Program Committee.  The Program will be managed by the Program Committee consisting of two (2) representatives from each party, an Executive Sponsor and a Program Manager.  The Program Committee will coordinate and expedite the design, development, and implementation of activities that fulfill the purposes of the Program.  Each Party may, in its sole discretion, replace the assigned individuals at any time as necessary, by providing written notice to the other Party of such change.

5.2                               Executive Sponsors.  The initial Executive Sponsors shall be […*…] of Arcadia and […*…] of Mahyco.  The Executive Sponsors shall have the following specific responsibilities:

5.2.1                     approving the Work Plan and any amendments or changes thereto;

5.2.2                     settling disputes or disagreements that cannot be resolved by the Program Managers; and

5.2.3                     performing such other functions as appropriate to further the purposes of the Program as agreed by the Parties.

5.3                               Program Managers.  The initial Program Managers shall be […*…] of Arcadia and […*…] of Mahyco.  The Program Managers shall have general responsibility for preparation of the Work Plan and the design, development, and implementation of activities that will fulfill the objectives of the Program as expeditiously as practicable. The Program Managers shall also have the following specific responsibilities:

5.3.1                     updating and revising the Work Plan quarterly or as otherwise agreed;

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5.3.2                     monitoring and reviewing the progress of research and development in order to ensure that satisfactory progress is being made with respect to the execution of the Program;

5.3.3                     discussing and agreeing upon remedial measures if a Program Manager determines that the progress in respect of implementation of a Program activity is unsatisfactory;

5.3.4                     settling disputes or disagreements related to the Program; and

5.3.5                     performing such other functions as appropriate to further the purposes of the Program as agreed by the Parties.

5.4                               Decision-Making.  Decisions of the Program Managers shall be made by unanimous vote, with each Party having one (1) vote.

5.4.1                     If the Program Managers disagree on an issue, the issue shall be presented to the Executive Sponsors for resolution.

5.4.2                     If the Executive Sponsors are unable to resolve the issue, the Dispute Resolution provisions of Section 14 shall govern.

5.4.3                     Except for modifications to the Work Plan, the Program Committee may not modify this Agreement.  Any decisions related to material changes in the scope of the Program or related to changing the terms of this Agreement shall require mutual consent of Mahyco and Arcadia.

5.5                               Meetings.  The Program Committee shall meet no less frequently than quarterly and such meetings may occur by telephone or in-person, as may be appropriate and agreed upon by the Program Committee.  Responsibility for keeping the minutes of these meetings shall alternate between the Parties.  The Program Committee will prepare quarterly progress reports and the minutes of the meetings will be approved by both Parties.

5.6                               Reporting Requirements.  In addition to the quarterly reports prepared by the Program Committee in accordance with Section 5.5, each Party shall deliver status reports to the other Party: (i) upon achievement of any of the Milestones; and (ii) annually by January 31 of the following year.

6.                                      PAYMENTS.

6.1                               Technology Access Fee. Arcadia shall receive from Mahyco a Technology Access Fee of […*…] upon signature of the Agreement.  Arcadia hereby acknowledges, however, Mahyco’s payment of […*…] for the Technology Access Fee under the Collaborative Research and Development Agreement between the Parties dated December 21, 2007, and as such, no further amounts shall be due to Arcadia under this Section 6.1.

6.2                               Milestone Fees.  In consideration for the rights granted to Mahyco under this Agreement, Arcadia shall receive from Mahyco the following development milestone fees (each

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a “Milestone Fee”).  Each Milestone Fee shall be paid only once under this Agreement, within thirty (30) days of achievement of the corresponding milestone by either Mahyco, a Mahyco Affiliate, or a Sublicensee, with the understanding that such thirty (30) day periods shall commence on the date on which the Program Committee confirms that the relevant milestone has been achieved and memorializes the same by including such confirmation in the written minutes of a meeting or in another written document. Achievement of any of the below-stated milestones shall constitute de facto achievement of all prior milestones.

6.2.1                     Milestone #1:  Greenhouse Proof of Concept. […*…] upon Greenhouse Proof of Concept of a Licensed Product in the Field of Use.

6.2.2                     Milestone #2:  Field Trial Proof of Concept. […*…] upon achievement of the First Successful Field Trial of a Licensed Product in the Field of Use.

6.2.3                     Milestone #3:  Regulatory Submission for Regulatory Approval. […*…] upon Regulatory Submission for Regulatory Approval of a Licensed Product in the Field of Use.

6.2.4                     Milestone #4:  Regulatory Approval. […*…] upon Regulatory Approval by the relevant regulatory authority in any country within the Territory to sell a Licensed Product in the Field of Use.

6.2.5                     Milestone #5:  First Commercial Sale. […*…] upon first commercial sale of a Licensed Product in the Field of Use in any country within the Territory.

6.3                               Commercial Value Sharing.  Subject to the terms and conditions of this Agreement, Arcadia shall receive from Mahyco a percentage share of the Net Trait Value for Licensed Products sold by Mahyco, a Mahyco Affiliate, or a Sublicensee (“Commercial Value Share”) as set forth below:

6.3.1                     If Arcadia provides Materials, but no Proof of Concept in a Model Plant, then Mahyco agrees to pay Arcadia […*…] of the Net Trait Value.

6.3.2                     If Arcadia provides Materials with Proof of Concept in a Model Plant where the transformation is performed by Mahyco, then Mahyco agrees to pay Arcadia […*…] of the Net Trait Value.

6.3.3                     If Arcadia provides Materials and Safety Documentation on the Materials, where the transformation is performed by Mahyco in the Field of Use, then Mahyco agrees to pay Arcadia […*…] of the Net Trait Value.

6.3.4                     If Arcadia provides Materials, Proof of Concept and Safety Package in a Model Plant, where the transformation is performed by Mahyco in the Field of Use, then Mahyco agrees to pay Arcadia […*…] of the Net Trait Value.

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6.3.5                     If Arcadia provides Transgenic Seeds carrying an Identified Proven Event, for an Arcadia Trait in the Field of Use, then Mahyco agrees to pay Arcadia […*…] of the Net Trait Value.

6.3.6                     If Arcadia provides a Deregulated Transgenic Event, in any country within the Territory, in the Field of Use, then Mahyco agrees to pay Arcadia […*…] of the Net Trait Value.

6.4                               Partial Credit for Fees Paid.  Mahyco agrees to pay to Arcadia the Technology Access Fee and Milestone Fees in addition to the Commercial Value Share set forth above. Notwithstanding the foregoing, fifty percent (50%) of the total Technology Access Fee and Milestone Fees shall be deductible from the Commercial Value Share due to Arcadia.  Such deduction shall occur as a credit against Mahyco’s Commercial Value Share payments to Arcadia over a ten (10) year period beginning in year three (3) after the first commercial sale of the applicable Licensed Product in any country in the Territory.  The credit in any particular year may not exceed fifty percent (50%) of the total fees due for that year.  No credits will be granted after expiration of the above-referenced ten (10) year period.

7.                                      PAYMENTS; BOOKS AND RECORDS.

7.1                               Commercial Value Share Reports and Payments.  After the first commercial sale of a Licensed Product, Mahyco shall deliver written reports to Arcadia semi-annually, on or before February 15th for the six (6) month period ending the last day of the previous month of December and on or before August 15th for the six (6) month period ending the last day of the previous month of June, stating in each such report, separately for Mahyco and each of its Affiliates and Sublicensees, the quantity and description of all applicable Licensed Products sold, the countries or regions in the Territory in which such Licensed Products were sold, the total Net Trait Value with respect thereto, and the calculation of payments due thereon.  Concurrent with the delivery of each semi-annual report, Mahyco shall tender payment of applicable Commercial Value Share accruing during the prior six (6) month period.

7.2                               Payment Method.  All payments due under this Agreement shall be made by check or by bank Electronic Funds Transfer (EFT) to a bank account designated by the Party receiving such payment.  All payments hereunder shall be remitted in U.S. dollars.  If any currency conversion shall be required in connection with the remittance of payments hereunder, such conversion shall be made using the exchange rate on the day of remittance.  Currency exchange fees and other transaction costs shall be borne by the sending Party.  Any withholding amounts required by the country or jurisdiction from which payment is initiated shall be borne by the Party receiving such payment.  If the due date for any payment is a Saturday, Sunday or national holiday, such payment may be paid on the following business day.

7.3                               Late Payment Penalties.  No payment required to be made shall be considered late until thirty (30) days after the date due.  Interest shall accrue on any late payment owed to the Party receiving such payment hereunder not made within thirty (30) days of the date such payment is due, at an annual interest rate equal to the average of interbank offered rates for six month U.S. dollar-denominated deposits in the London market (“LIBOR”), as published in The Wall Street Journal at the time of default, plus 200 basis points, with such interest accruing from the date thirty-one (31) days after the payment was originally due, and any late payment pursuant

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to this Section shall be credited first to interest and then to any outstanding fees.  Penal interest shall be subject to any applicable Indian law on remittance of penal interest.

7.4                               Delayed Permissions; Escrow.  The Parties acknowledge that any remittance of foreign exchange requires certain government approvals.  In the event that Mahyco has initiated requisite procedure for the remittance of foreign exchange and in the event that such permission is delayed beyond the thirty (30) day grace period of Section 7.3, above, the amount shall be deposited into an escrow account within said grace period, and in the event of such deposit, the interest payment of Section 7.3 above shall not apply.  Such account shall be an interest-bearing account requiring the signature of both Parties for operation.  However, in the event remittance of foreign exchange is delayed beyond ninety (90) days of the deposit into escrow, interest on the late payment shall apply from day ninety-one (91) of deposit of payment into escrow.  Mahyco shall make its best efforts to obtain the required permission for timely remittance of foreign exchange; however, in the event that such permission is not received, or is delayed beyond one-hundred twenty (120) days from the original payment due date due to circumstances beyond Mahyco’s control, the Parties shall meet and discuss an appropriate course of action.

7.5                               Records; Inspection.  Mahyco shall use commercially reasonable efforts to keep complete, true and accurate books of account and records for the purpose of determining the Commercial Value Share and fees payable under this Agreement.  Mahyco acknowledges and agrees that it must keep complete, true and accurate records of details on the calculation of Net Trait Value, including, but not limited to, details on the gross trait revenues for the Licensed Products sold, specific deductions from the revenues utilized to calculate the Net Trait Value.  Such books and records shall be kept at Mahyco’s principal place of business for at least two (2) years following the end of the year of payment to which they pertain.  These books and records shall be open for inspection by Arcadia during such two (2) year period by Arcadia or its designated representative solely for the purpose of verifying payments hereunder.  Such inspections may be made at reasonable times and upon reasonable notice to Mahyco.  Inspections conducted under this Section 7.5 shall be at Arcadia’s expense and may not be conducted on a contingent fee basis; provided, however, that if a variation or error producing an increase exceeding ten percent (10%) of the amount stated for any period covered by the inspection is established in the course of any such inspection, then all reasonable third party inspector’s costs relating to the inspection for such period incurred by Arcadia, and any unpaid amounts that are discovered, including applicable interest thereon, shall be paid within thirty (30) days of receipt of the inspection report by Mahyco.

8.                                      INTELLECTUAL PROPERTY.

8.1                               Ownership.

8.1.1                     Arcadia shall retain ownership of the Arcadia Licensed Intellectual Property and shall maintain responsibility for prosecuting, maintaining, and enforcing all patent applications and issued patents relating to the Arcadia Licensed Intellectual Property.

8.1.2                     Mahyco shall retain ownership of all Mahyco Intellectual Property relating to the Mahyco Technology and shall maintain responsibility for prosecuting, maintaining, and enforcing all patent applications and issued patents within the Mahyco Intellectual Property.

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8.1.3                     The Parties agree to provide annual updates to each other concerning the progress of Intellectual Property protection, maintenance or enforcement actions or any material office or enforcement action that may affect the Program.

8.2                               Program IP.  For Program IP, the Parties agree that ownership will be determined in accordance with inventorship.  Inventorship of Program IP will be determined in accordance with applicable laws and, if multiple inventors from both Parties collaborate in the development of any aspect of Program IP, such Program IP will be co-owned by the Parties.  All personnel involved in the Program shall be contractually required to assign their ownership interest in any Program IP to the Party engaging their services.  The Program Committee will advise the Parties on issues relating to protection and enforcement of Program IP.

8.3                               Patent Rights.

8.3.1                     Arcadia Representation.  Arcadia warrants that as of the Effective Date, to the best of its knowledge and belief and with respect to the Arcadia Licensed Intellectual Property, no third party rights exist and no disputes are pending or threatened that could limit the rights granted to Mahyco under this Agreement.

8.3.2                     Mahyco Representation.  Mahyco warrants that as of the Effective Date, to the best of its knowledge and belief and with respect to any Intellectual Property required to fulfill its obligations under the Program, no other third party rights exist and no disputes are pending or threatened that could limit the ability of Mahyco to fulfill its obligations under this Agreement.

8.3.3                     Prosecution and Maintenance.  Arcadia shall control and be solely responsible for all costs related to the prosecution and maintenance of the Arcadia Patent Rights.  Without limiting the generality of the foregoing, Arcadia shall notify Mahyco no less than thirty (30) days (or as early as possible, if less than thirty (30) days) in advance of taking any action, or of any date in respect of which the decision by Arcadia not to take action, that would materially prejudice Mahyco’s rights under this Agreement, including any action or inaction that would result in the invalidation of any aspect of the Arcadia Patent Rights licensed exclusively hereunder. If Arcadia decides not to advance prosecution or maintenance of any aspect of the Arcadia Patent Rights, but Mahyco disagrees with such decision, Arcadia and Mahyco shall meet to discuss an appropriate course of action with respect to the affected Arcadia Patent Rights.

8.3.4                     Defense and Enforcement.  If either Party becomes aware of any infringement of the Arcadia Patent Rights or assertion thereof, or of any assertion that the use of the Arcadia Licensed Intellectual Property infringes or violates the Intellectual Property rights of any other party (collectively, a “Defense or Enforcement Matter”), it shall promptly notify the other Party.  Arcadia shall notify Mahyco as early as possible, and no less than fifteen (15) days in advance of taking any action that would affect Mahyco’s rights under this Agreement, and may meet and confer with Mahyco regarding the appropriate action to be taken in respect thereof.  Arcadia shall control and be responsible for all decisions and costs related to any Defense or Enforcement Matter, considering Mahyco’s reasonable business interests, and shall also own any damages obtained therefrom.  Mahyco agrees to assist and cooperate with Arcadia as may be reasonably required in order to perfect Arcadia’s interests hereunder and to Arcadia’s enforcement and defense of the Arcadia Patent Rights.  Mahyco acknowledges that it may be a

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necessary party to any action brought by or against Arcadia arising from enforcement or defense of the Arcadia Patent Rights, and that the assistance and cooperation agreed to under this provision may require its participation in such proceedings.

8.3.5                     Notwithstanding the above, if the action with respect to enforcement or defense of the Arcadia Licensed Intellectual Property as referred to in Section 8.3.4 also concerns Intellectual Property or Licensed Products of Mahyco, then the Parties shall enter discussions in order to arrive at a mutually acceptable approach, which will include an allocation of costs and benefits/damages between the Parties.

8.3.6                     In the event that use of the Arcadia Licensed Intellectual Property under this Agreement is found to infringe any third party rights and thus block Mahyco’s right to use the Arcadia Licensed Intellectual Property pursuant to the licenses granted hereunder, Arcadia will use commercially reasonable efforts to secure from such third party whatever rights necessary for Mahyco to continue use of the Arcadia Licensed Intellectual Property pursuant to this Agreement.  If Arcadia is unsuccessful in securing such rights from the third party, then Mahyco may independently approach such third party to attempt to secure such rights, provided that (i) Mahyco first confers with Arcadia on the matter, and (ii) Mahyco may not take any action or accept any agreement terms that result in a declaration or stipulation of invalidity of any aspect of the Arcadia Licensed Intellectual Property or any diminishment of Arcadia’s Intellectual Property rights or rights under this Agreement without the express prior written consent of Arcadia. Arcadia agrees that those fees and costs actually and necessarily incurred by Mahyco in securing such a license from a third party (including, for example, reasonable attorneys’ fees, license fees, royalty fees, and the like) shall be deductible as costs when the Net Trait Value for the affected Licensed Product(s) is calculated.

8.3.7                     In the event that Mahyco’s use of any Intellectual Property (other than the Arcadia Licensed Intellectual Property) in connection with its performance of its obligations under the Program and commercialization of Licensed Products is found to infringe any third party rights and thus hinder Mahyco’s ability to fulfill its obligations under this Agreement, Mahyco will use commercially reasonable efforts to secure from such third party whatever rights necessary for Mahyco to continue use of such Intellectual Property.  If Mahyco is unsuccessful securing such rights from the third party, then Arcadia may independently approach such third party to attempt to secure such rights on Mahyco’s behalf, provided that (i) Arcadia first confers with Mahyco on the matter, and (ii) Arcadia may not take any action or accept any agreement terms that result in a declaration or stipulation of invalidity of any aspect of Mahyco’s Intellectual Property or any diminishment of Mahyco’s Intellectual Property rights or rights under this Agreement without the express prior written consent of Mahyco.  Mahyco agrees to reimburse Arcadia for those fees and costs actually and necessarily incurred by Arcadia in securing such a license from a third party (including, for example, reasonable attorneys’ fees, license fees, royalty fees, and the like).

9.                                      REGULATORY CONSIDERATIONS.

9.1                               Regulatory Approval.  Mahyco shall be responsible for timely preparing all necessary Regulatory Submissions and obtaining all necessary Regulatory Approvals to

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manufacture and commercialize Licensed Products within the Territory according to the strategy agreed upon by the Program Committee.

9.2                               Regulatory Data.  Arcadia agrees to make available to Mahyco regulatory data that it possesses and/or has access to via licensees in other crops in support of obtaining such Regulatory Approvals, to the extent possible, and with the understanding that Mahyco will be responsible for its appropriate share of any external costs for the same borne by Arcadia, which will be agreed to in advance by the Parties, in accessing such data for seeking Regulatory Approval in the Territory and for export market approvals from third parties. Regulatory data shall include any data regarding the use of the Gene(s) regulating Arcadia Trait(s) in the Field of Use, and generated by Arcadia or its Affiliates, technology partners, or other licensees prior to and/or during the Term hereof.

9.3                               Regulatory Management, Regulatory Field Trials and Regulatory Studies. Any and all costs attributable to the Regulatory Approval of the Licensed Products, including third party costs incurred in connection with obtaining Regulatory Approvals for Licensed Products, shall be borne by Mahyco.  Regulatory field trials will be carried out by Mahyco according to a regulatory plan to be developed by the Program Committee in accordance with government guidelines and/or regulations as applicable in the Territory and subject to relevant government approvals.

9.4                               Restrictions on Protein Studies.  Unless Mahyco is otherwise directed by regulatory authorities for Regulatory Approval purposes in the Territory, and in the event that such data acceptable for Regulatory Approval purposes is not already available to Arcadia, Mahyco agrees not to engage in any purified protein safety studies (including mouse gavage, in vitro digestive fate, heat stability, and protein allergenicity assessments) relating to Licensed Products without the prior agreement of the Program Committee.  Further, unless it is otherwise directed by regulatory authorities for Regulatory Approval purposes in the Territory, and in the event that such data acceptable for Regulatory Approval purposes is not already available to Arcadia, Mahyco agrees not to generate preliminary protein in vitro digestive fate data and/or other data relating to early food safety evaluation without the prior agreement of the Program Committee.  In each case, any and all protein studies shall be conducted strictly in accordance with protocols provided in writing by the Program Committee in accordance with government guidelines and/or regulations as applicable in the Territory, and subject to relevant government approvals.  In the event that the Program Committee declines to grant permission or fails to provide the protocols for such studies and Mahyco is unable, as a result, to timely achieve a Milestone, Mahyco shall not be penalized for failing to timely meet such Milestone.

9.5                               Licensed Product Stewardship and Monitoring.  The Parties agree that there may be product stewardship and monitoring requirements associated with obtaining a Regulatory Approval, and/or as a consequence of having received a Regulatory Approval.  The Parties agree that such product stewardship and/or monitoring requirements may vary from country to country, and over the course of time within any particular country.  The Program Committee will review such product stewardship and/or monitoring requirements.

9.6                               Strict Conformance. Each Party agrees to carry out its activities under the Program in strict conformance to all relevant regulations relating to agricultural seed and

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products, specifically including all regulations relating to genetically modified organisms.  Mahyco shall ensure that Licensed Products comply in all respects with all applicable laws, regulations, directives, instructions, directions or rules of any competent authority in the Territory.

9.7                               Regulatory Costs. Except as otherwise set forth herein, any regulatory costs associated with the Program and commercial products resulting from the Program in the Territory, or required because of possible exports from the Territory, will be the responsibility of Mahyco.

10.                               PUBLICATIONS AND DISCLOSURES.

10.1                        Information Exchange.  The Parties agree that the purposes of the Program will be best served by an open and thorough exchange of information relevant to the Program.  Therefore, the Parties shall not withhold from one another information relevant to the Program, except to the extent disclosure of such information is precluded by other intellectual property agreements and/or obligations of confidentiality.

10.2                        Publications. Any publications relating to results of the Program shall be determined and approved by the Program Committee.  The Parties will have the right to publish research results from the Program, subject to Program Committee reviewing for intellectual property disclosure issues.  The Program Committee will have sixty (60) days to review any request for publication or disclosure. Any request for publication or disclosure shall require unanimous approval by the Program Committee.

10.3                        Other Disclosures. Other disclosures relating to the Program are subject to mutual approval of the Parties, such approval not to be unreasonably withheld.

11.                               WARRANTIES; LIMITATION OF LIABILITY; INDEMNIFICATION.

11.1                        NO WARRANTY.  UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN, ANY AND ALL INFORMATION OR MATERIALS PROVIDED UNDER THIS AGREEMENT ARE PROVIDED “AS IS” AND NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY ANY PARTY UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE.

11.2                        LIMITATION OF LIABILITY.  IN NO EVENT, EXCEPT IN THE CASE OF WILLFUL MISCONDUCT, SHALL EITHER PARTY BE LIABLE IN CONTRACT, TORT, OR OTHERWISE TO THE OTHER, OR ANY THIRD PARTY FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF DATA OR LOSS OF PROFITS OR REVENUE ARISING FROM ANY CAUSE WHATSOEVER, REGARDLESS OF WHETHER IT SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

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11.3                        Indemnification.

11.3.1              Indemnification by Mahyco.  Except to the extent caused by (i) a breach of this Agreement by Arcadia; (ii) a finding of strict liability against Arcadia due to Arcadia’s licensing of the Arcadia Licensed Intellectual Property (provided such claims do not arise from Mahyco’s or its Affiliates’ or Sublicensees’ manufacture, use, distribution or sale of Licensed Products); or (iii) Arcadia’s negligence, breach of contract with or warranties to third parties, or willful misconduct, Mahyco shall defend and indemnify against, and hold Arcadia and its employees, directors, officers, agents and Affiliates harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from any claim arising out of the manufacture, use, distribution, or sale of any Licensed Products by Mahyco or any Affiliate or Sublicensee of Mahyco; provided, however, that Arcadia shall provide notice promptly to Mahyco of any actual or threatened claim of which Arcadia becomes aware and for which it seeks indemnification pursuant to this Section 11.3.1.

11.3.2              Indemnification by Arcadia.  Except to the extent caused by (i) a breach of this Agreement by Mahyco; (ii) a finding of strict liability against Mahyco due to Mahyco’s and/or its Affiliates’ and/or Sublicensees’ manufacture, use, distribution or sale of Licensed Products; or (iii) Mahyco’s negligence, breach of contract with or warranties to third parties, or willful misconduct, Arcadia shall defend and indemnify against, and hold Mahyco and its employees, directors, officers, agents and Affiliates harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from any claim in as far as it concerns the Arcadia Licensed Intellectual Property as provided to Mahyco by Arcadia; provided, however, that Mahyco shall provide notice promptly to Arcadia of any actual or threatened claim of which Mahyco becomes aware for which it seeks indemnification pursuant to this Section 11.3.2.

12.                               CONFIDENTIALITY.

12.1                        Confidential Information.  Except as expressly provided in this Agreement, the Parties agree that, for the Term and for the longer of five (5) years thereafter or as long as trade secret law shall allow, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by or otherwise obtained from the disclosing Party hereto pursuant to this Agreement.  Without limiting any provision of this Agreement, each of the Parties hereto shall be responsible for the observance by its employees of the confidentiality obligations set forth in this Agreement.

12.2                        Permitted Disclosures.  Except as otherwise limited by this Agreement, each Party hereto may disclose the other Party’s Confidential Information and scientific data resulting from the activities conducted under this Agreement only (a) to its Affiliates, or to its advisors, financial investors, including prospective financial investors, and the agents or advisors of the foregoing and other similarly situated third parties on a need-to-know basis, if such Affiliates and other permitted recipients agree to be bound by the terms of this Section 12 or have a fiduciary duty of confidentiality, and (b) to the extent such disclosure is reasonably necessary in connection with filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or other

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governmental authorities, making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a Party is required to make any such disclosure of another Party’s Confidential Information, other than pursuant to a confidentiality agreement, it shall give reasonable advance notice to the latter Party of such disclosure and shall cooperate with the original disclosing Party in any effort by the original disclosing Party to secure a protective order blocking the disclosure of, or otherwise affording confidential treatment to, such Confidential Information.  The terms of this Agreement are deemed to be Confidential Information and shall be governed as such, except to the extent necessary to comply with any law or government regulation.

13.                               TERM AND TERMINATION.

13.1                        Term.  The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided for herein, shall terminate on a country-by-country basis, according to a term measured from the date of first commercial sale of a Licensed Product in such country until the end of the commercial life of all Licensed Products in such country.

13.2                        Termination for Breach.  Except as otherwise provided in this Agreement, either Party may, upon notice to the other, terminate this Agreement if the other Party materially breaches this Agreement and fails to cure such breach within ninety (90) days after receiving written notice thereof from the non-breaching Party. For the avoidance of doubt, termination of this Agreement shall be effective only if (i) the non-breaching Party provides notice of breach to the other Party, (ii) such breach is not cured within ninety (90) days, and (iii) the non-breaching Party then provides the other Party notice of termination upon expiration of such cure period.  The effective date of termination shall be the date of receipt of such notice of termination by the breaching Party.

13.3                        Termination for Insolvency.  Either Party may terminate this Agreement if, at any time:

13.3.1              The other party makes an assignment for the benefit of creditors or admits in writing its inability generally to pay or is generally not paying its debts as such debts become due;

13.3.2              Any decree or order for relief is entered against the other party under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law;

13.3.3              The other party petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official, of such other party or any substantial part of its assets, or commences a voluntary case under the bankruptcy law of any jurisdiction;

13.3.4              Any such petition or application is filed, or any such proceedings are commenced, against the other party and such other party by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the

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petition in any such proceedings, and such order for relief, order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

13.3.5              Any order, judgment or decree is entered in any proceedings against the other party decreeing the dissolution of such other party and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

13.4                        At Will Termination by Mahyco.  Mahyco may terminate this Agreement and any obligations imposed and licenses granted hereunder at any time upon ninety (90) days prior notice to Arcadia; provided, however, that if such termination is not pursuant to Section 13.2 (Termination for Breach), Mahyco shall, on or before the effective date of such termination (or as promptly as possible within the timeframe set by any applicable government regulations), deliver to Arcadia all current plant lines in the possession of Mahyco or its Affiliates that incorporate Arcadia Licensed Intellectual Property or that were developed using Arcadia Licensed Intellectual Property (“Mahyco Plant Lines”).  In the event that Arcadia, in its sole discretion, desires to commercialize Mahyco Plant Lines, and to the extent that Mahyco has the legal right to negotiate a commercialization license with respect to such Mahyco Plant Lines, the Parties agree to negotiate in good faith for a period not to exceed ninety (90) days regarding a royalty-bearing, commercial license for Arcadia to use and commercialize such Mahyco Plant Lines and any associated Mahyco Intellectual Property, and such license, if granted, shall be granted to Arcadia upon mutually acceptable terms and conditions reflective of the then-prevailing industry norms.

13.5                        Effect of Termination.  On termination or expiration of this Agreement, the following shall occur:

13.5.1              Except as otherwise expressly provided herein, any licenses and sublicenses granted to the Arcadia Licensed Intellectual Property shall immediately terminate;

13.5.2              within thirty (30) days of such termination or expiration, except to the extent necessary for Mahyco and its Affiliates and Sublicensees to exercise their limited rights in accordance with Section 13.5.4, Mahyco and its Affiliates and Sublicensees shall, at Arcadia’s option and specific written request, either (i) destroy any and all quantities of biological materials containing Materials or Arcadia Confidential Information and derivatives thereof containing Materials or Arcadia Confidential Information (including, but not limited to, substances that constitute or contain a functional subunit of or product expressed by the biological materials, such as subclones, protein expressed from DNA, RNA or corresponding sequence information, cell lines, plants, seeds, and parts thereof expressing or containing such biological materials, whether provided by Arcadia or generated by Mahyco, its Affiliates, or Sublicensees) in Mahyco’s or any Mahyco Affiliate’s or Sublicensee’s possession or control, and provide Arcadia with written confirmation thereof, or (ii) return to Arcadia any and all quantities of such biological materials and derivatives thereof in Mahyco’s or any Mahyco Affiliate’s or Sublicensee’s possession or control;  and

13.5.3              within thirty (30) days of such termination or expiration, Mahyco and its Affiliates and Sublicensees shall, at Arcadia’s option and written request, either return or destroy (and provide Arcadia with written confirmation thereof) all data, information, and documentation in Mahyco’s or any Mahyco Affiliate’s or Sublicensee’s possession or control, generated from

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use of Arcadia Licensed Intellectual Property by or on behalf of Mahyco or any Mahyco Affiliate or Sublicensee, except that, subject to the confidentiality provisions of Section 12, copies of such data, information and documentation may be retained by Mahyco in as far as required for compliance purposes or for the purposes defined in Section 13.5.4, below.

13.5.4              If either Mahyco or Arcadia terminates this Agreement under Section 13.2, for any reason other than product stewardship, regulatory non-compliance, or other reason that could give rise to increased liability to either Party if Licensed Products continue to be distributed or sold, Mahyco shall, unless prohibited by law, be entitled to sell, for a period of thirty-six (36) months, remaining inventories of any Licensed Products that are already in its possession or in the production cycle.  Such sales shall be in accordance with this Agreement and Mahyco shall continue to be obligated to make all applicable payments hereunder.  Thereafter, any remaining Licensed Products that are not intended to be sold, and all Materials and Confidential Information relating to or provided by Arcadia, if any, shall be destroyed or shall be returned in accordance with Sections 13.5.2 and 13.5.3, above.

13.5.5              If, as a result of Arcadia’s failure to fulfill its diligence obligations or any other material obligations under this Agreement, Mahyco is unable to feasibly advance the Program under this Agreement and is compelled to terminate the affected Program, Arcadia and Mahyco shall meet and agree upon commercially reasonable compensation for Mahyco, such compensation to be derived from an appropriate adjustment to Commercial Value Sharing under other programs.

13.6                        Accrued Obligations.  Termination of this Agreement or any license hereunder for any reason shall not release any Party from any liability that, at the time of such termination, has already accrued to the other Party.

13.7                        Survival.  Sections 1, 6.3, 6.4, 9.6, and 9.7 (but only as the same are applied to any surviving clauses, including, but not limited to, Section 13.5.4), 3.2, 7, 8.1, 8.2, 11, 12, 13.5, 13.6, 13.7, 14, and 15 (except 15.8) shall survive the expiration or termination of this Agreement and any applicable license terminated in accordance with the terms hereof.

14.                               DISPUTE RESOLUTION.

14.1                        Arbitration.  Any controversies, disputes arising thereunder which cannot be resolved amicably, shall be referred to arbitration conducted in accordance with English arbitration law and the English Arbitration Act of 1996.

14.2                        Costs; Payments.  Except as otherwise expressly provided herein, the costs of the arbitration, including administrative and arbitrators’ fees, shall be shared equally by the Parties and each Party shall bear its own costs, attorneys’ fees and witness fees incurred in connection with the arbitration.  Any decision that requires a monetary payment shall require such payment to be payable in United States dollars, free of any tax or other deduction.

14.3                        Timing.  A disputed performance or suspended performances pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrators.  Any arbitration subject to this Section 14 shall be completed within one (1) year from the filing of notice of a request for such arbitration.

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14.4                        Confidentiality of Proceedings.  The arbitration proceedings and the decision shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other Party.

14.5                        Binding Decision.  The Parties agree that the arbitrators’ decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators.  Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement.

14.6                        Language.  All arbitration proceedings shall be conducted in the English language.

14.7                        Venue.  In cases where arbitration is initiated by either Arcadia or Mahyco, it shall be held in England unless otherwise agreed by the Parties.

15.                               MISCELLANEOUS.

15.1                        Costs under the Agreement and the Program. Unless otherwise agreed to by the Parties in writing or as expressly provided in this Agreement, each Party will be responsible for the costs of its own activities under the Agreement and relating to the Program, including travel costs for its personnel who are working on the Program.

15.2                        Governing Law.  This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, interpreted and construed in accordance with the laws of the Republic of India.

15.3                        Waiver.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

15.4                        Amendment.  This Agreement may be modified or amended only pursuant to a writing executed by both Parties.

15.5                        Assignment.  The rights and obligations of this Agreement shall not be assigned, conveyed, or transferred, in whole or part (by operation of law or otherwise), by a Party to any third party without the consent of other Party, except that either Party may, without the other Party’s consent, assign its rights and obligations to any purchaser of all or substantially all of the assets of such Party related to this Agreement or to any successor corporation resulting from any change of control of such Party.

15.6                        Notices.  All notices required or permitted hereunder shall be in writing and be served on the parties at the addresses set forth below.  Any such notices shall be either (a) sent by a nationally recognized overnight courier, in which case notice shall be deemed delivered when delivery is made according to the records of such courier, (b) sent by facsimile, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such facsimile notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon

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receipt. Any notice by facsimile or personal delivery and delivered after 5:00 p.m., Pacific Daylight Time, shall be deemed received on the next business day:

If to Mahyco: Maharashtra Hybrid Seeds Co. Ltd.

Resham Bhavan, 4th Floor
78 Veer Nariman Road
Mumbai - 400020, India
Attn: Mr. Raju Barwale, Managing Director

With a copy to:	Mahyco Research Centre
Jalna — Aurangabad Road
P.O. Box. 76
Jalna — 431 203, Maharashtra, India
Attn: IP and Tech Transfer

If to Arcadia:	Arcadia Biosciences, Inc.
202 Cousteau Place, Suite 200
Davis, California 95616
Attn: Eric Rey, President & CEO

15.7                        Performance Warranty.  Mahyco and Arcadia hereby warrant and guarantee the performance of any and all rights and obligations of this Agreement by their respective Affiliates.

15.8                        Force Majeure.  Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement (other than obligations to pay money) for the time and to the extent such failure or delay is caused by riot, civil commotion, war, terrorist act, hostilities between nations, governmental law, order or regulation enacted after the date hereof, embargo, action by the government or any agency thereof, force of nature, storm, fire, earthquake, accident, labor dispute or strike or lockout or injunction (provided that neither of the Parties shall be required to settle a labor dispute against its own best judgment), sabotage, explosion or other similar or different contingencies/events, in each case, beyond the reasonable control of such Party.  The Party affected by Force Majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and shall use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

15.9                        Independent Contractors.  Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute Mahyco or Arcadia as partners in the legal sense.  Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party.

15.10                 Advice of Counsel.  Mahyco and Arcadia each have had the opportunity to consult with counsel of their choice regarding this Agreement, and each acknowledges and

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agrees that this Agreement shall not be deemed to have been drafted by one Party or another and shall be construed accordingly.

15.11                 Compliance with Laws.  Each Party agrees to comply with all material state, federal, and local laws, rules, and regulations applicable to the performance of its obligations under this Agreement, including in respect of further research conducted hereunder and the transfer, export, or sale of biological materials.

15.12                 Other Obligations.  Except as expressly provided in this Agreement or as separately agreed upon in writing between Arcadia and Mahyco, each Party shall bear its own costs incurred in connection with the implementation of the obligations under this Agreement.

15.13                 Publicity. Neither Party may make a public notice concerning the subject matter or existence of this Agreement without the prior written consent of the other Party.

15.14                 Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.15                 Approvals.  Mahyco shall be responsible, at its expense (except as otherwise provided in this Agreement), for obtaining any approvals from the governmental entities that may be required under applicable law for the commercial exploitation of Licensed Products by Mahyco.

15.16                 Entire Agreement.  This Agreement, together with the Exhibits hereto, constitutes the entire agreement between Mahyco and Arcadia with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements between the Parties with respect to such subject matter within the Territory, whether written or oral, that are not specifically referenced otherwise herein.  For purposes of clarity and without limitation, this Agreement expressly supersedes the Collaborative Research and Development Agreement between the Parties dated December 21, 2007 with respect to all provisions relating to the research, development, and commercialization of Licensed Products in the Field of Use within the Territory.

15.17                 Headings.  The headings to the Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

15.18                 Construction.  Whenever examples are used in this Agreement with the words “including,” “for example,” “e.g.,” “such as,” “etc.” or any derivation of such words, such examples are intended to be illustrative and not limiting.  Whenever the singular is defined or used throughout this Agreement, the same shall be construed as meaning the plural whenever the context may require.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives effective as of the Effective Date.

ARCADIA BIOSCIENCES, INC.		MAHARASHTRA HYBRID SEEDS CO. LTD.

By:	/s/	By:	/s/

Name: Eric J. Rey		Name: […*…]

Title: President & CEO		Title: Joint Director of Research

Date of Execution:		Date of Execution:

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EXHIBIT A

ARCADIA PATENT RIGHTS

U.S. Patent No. 6,084,153

U.S. Patent No. 7,390,937

U.S. Patent Application No. 10/321,718 (publication number US20050015828A1)

U.S. Patent Application No. 11/644,321 (publication number US20070162995A1)

U.S. Patent Application No. 11/644,453 (publication number US20070157337A1)

Argentina Patent Application No. 60105745

Argentina Patent Application No. 60105746

Australia Patent No. 0727264B2

Australia Patent No. 0760622B2

Australia Patent No. 0782263B2

Australia Patent Application No. 2006330817

Australia Patent Application No.  20066331544

Brazil Patent Application No. PI06203124

Brazil Patent Application No. PI06203159

Brazil Patent Application No. PI 0107900-0

Canada Patent Application No. 2,169,502

Canada Patent No. 2,398,510

Canada Patent Application No. 2,634,925

Canada Patent Application No. 2,633,517

China Patent Application No. 200680048718.1

China Patent Application No. 200680048697.3

European Patent No. 1250445 (Belgium, Germany, Spain, France, Great Britain, Italy, The Netherlands)

European Patent Application No. 68488733

European Patent Application No.  68479500

Great Britain Patent No. 2,325,232

Great Britain Patent No. 2,349,886

India Patent Application No. 2870KOLNP2008

India Patent Application No. 2849KOLNP2008

Mexico Patent Application No. MX/a/2008/008189

Mexico Patent Application No. MX/a/2008/0081930

South Africa Patent Application No. 2008/05007

South Africa Patent Application No. 2008/04960

Thailand Patent Application No. 601006505

Thailand Patent Application No. 601006506

Vietnam Patent Application No. 1200801802

Vietnam Patent Application No. 1200801714

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EXHIBIT B

WORK PLAN

[TBD and incorporated by the Parties]

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EXHIBIT C

SAFETY PACKAGE

[TBD and provided by Arcadia]

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